Exhibit 99.28(p)(1)

ASSET MANAGEMENT FUND

Code of Ethics

April 30, 2015

1.            Purpose

This Code of Ethics has been adopted by the Board of Trustees of Asset Management Fund in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the “Act”). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such companies. The purpose of this Code of Ethics is to provide procedures consistent with the Act and Rule 17j-1 designed to give effect to the general prohibitions set forth in Rule 17j-1(b) as follows:

It is unlawful for any affiliated person of a principal underwriter for an investment company registered under the Act, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the investment company:

(1)	to employ any device, scheme or artifice to defraud the investment company;

(2)	to make any untrue statement of a material fact to the investment company or omit to state a material fact necessary in order to make the statements made to the investment company, in light of the circumstances under which they are made, not misleading;

(3)	to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the registered investment company; or

(4)	to engage in any manipulative practice with respect to the investment company.

2.            Definitions

(a)           “Access Person” means with respect to the Fund (i) any trustee, director, officer, general partner or Advisory Person of the Fund; and (ii) any director, officer or general partner of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to the Fund regarding the purchase or sale of Covered Securities; provided,however, that Access Person shall not include any person subject to a separate code of ethics under Rule 17j-1 under the Act.

(b)           “Adviser” means an investment adviser of the Asset Management Fund.

(c)           “Advisory Person” of the Fund means (i) any trustee, director, officer, general partner or employee of the Fund (or of any company in a control relationship to the Fund), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchase or sale of Covered Securities; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

(d)          “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

(e)           “Beneficial ownership” shall be interpreted in the same manner as it would be in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires (see Annex A).

(f)            “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

(g)           “Covered Security” means a security as defined in Section 2(a)(36) of the Act, except that it shall not include (i) direct obligations of the Government of the United States; (ii) banker’s acceptances, bank certificates of deposit, commercial paper and high quality short- term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies that are not Funds. Shares issued by exchange traded funds (“ETFs”) are Covered Securities for purposes of this Code of Ethics.

(h)           “Disinterested Director” means a director or trustee of the Fund who is not an “interested person” of the Adviser or Distributor within the meaning of Section 2(a)(19) of the Act. For purposes of this Code, trustees of the Fund shall be referred to as directors.

(i)            “Distributor” means a designated principal underwriter of Asset management Fund.

(j)            “Ethics Committee” shall mean the person or persons appointed or designated to administer this Code of Ethics. The members of the Ethics Committee are identified on Exhibit I attached hereto.

(k)            “Fund” means the Asset Management Fund.

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(l)            “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(m)          “Investment Department Personnel” means with respect to the Fund (i) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or assists in the trading process; and (ii) any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund, but shall not include any person who is an officer or director of the Fund who is not also an officer, director, partner or employee of the Adviser or Distributor or of any affiliate of the Adviser or Distributor.

(n)           “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

(o)           “Security Held or to be Acquired” by the Fund means: (i) any Covered Security which, within the most recent 15 days (A) is or has been held by the Fund or (B) is being or has been considered by the Fund or the Adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in clause (o)(i).

(p)           “Purchase or Sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

(q)           For purposes of this Code, (i) securities or instruments that are convertible into or exchangeable for a security shall be considered to be the same security as the security into which they are convertible or exchangeable, (ii) options and warrants with respect to a security shall be considered to be the same security as the security for which they are exercisable and (iii) securities and instruments that otherwise are economically related to a security shall be considered to be the same security as such other security.

3.            Prohibited Purchases and Sales

(a)           No Access Person and no Investment Department Personnel shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

(1)           is being considered for purchase or sale by the Fund; or

(2)           is being purchased or sold by the Fund

 until either the Fund’s transactions have been completed or consideration of such transactions is abandoned.

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(b)           No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Fund) any information regarding securities transactions by the Fund or consideration by the Fund or the Adviser of any securities transactions, other than information that is contained in reports to shareholders of the Fund or otherwise is publicly available.

(c)           No Access Person shall recommend any securities transactions for the Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer, (ii) any contemplated transaction by such person in such securities, (iii) any position with such issuer or its affiliates and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other.

(d)           No Investment Department Personnel may acquire beneficial ownership, directly or indirectly, in any security in an Initial Public Offering or in a Limited Offering without the express prior approval of the Ethics Committee. Investment Department Personnel who have been authorized to acquire a security in an Initial Public Offering or in a Limited Offering pursuant to this subsection must disclose that investment if they participate in any subsequent consideration by the Adviser of an investment in the issuer of that security. The Adviser’s investment decision with respect to such a security must be independently reviewed by investment personnel with no personal interest in the issuer of the security.

(e)           No Investment Department Personnel may execute a securities transaction on a day during which the Fund has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn. In addition, a portfolio manager of the Fund may not buy or sell a security within seven calendar days before or after a portfolio that he or she manages trades in that security; provided, however, a portfolio manager may sell a security within seven calendar days after the portfolio executed a sales transaction in that same security if the portfolio no longer has a position in that security. Any profits realized by Investment Department Personnel in contravention of this subsection must be disgorged, as determined by the Ethics Committee, to either the Fund or a charitable entity. Any payments to a charity will be directed by the Ethics Committee in a manner that does not produce any benefits to the Distributor or the person violating the Code.

4.            Exempted Transactions

The prohibitions of Section 3 of this Code shall not apply to:

(a)           Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

(b)           Purchases or sales which are non-volitional on the part of the Access Person.

(c)           Purchases which are part of an automatic dividend reinvestment plan.

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(d)           Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(e)           Purchases or sales which are determined by the Ethics Committee for the Fund to be only remotely potentially harmful to the Fund because they would be very unlikely to affect the market for the securities involved, or because they clearly are not related economically to the securities to be purchased, sold or held by the Fund.

(f)            Purchases or sales of securities which are not eligible for purchase or sale by the Fund, except that Section 3(d) of this Code shall continue to apply.

5.            Preferential Treatment, Gifts and Entertainment

No Access Person of the Fund, other than a Disinterested Director, may seek or accept gifts, favors, preferential treatment or valuable consideration of more than a de minimis nature from any broker-dealer or other company or person that does business with or has proposed doing business with the Fund or any company in a control relationship with the Fund. No Disinterested Director of the Fund may seek or accept gifts, favors, preferential treatment or valuable consideration of more than a de minimis nature, because of his or her association with the Fund, from a broker/dealer or other company or person that does business with or has proposed doing business with the Fund or any company in a control relationship with the Fund. For purposes of this subsection, de minimis is defined as reasonable and customary business entertainment, such as lunch or dinner or tickets to sporting or cultural events, but does not include trips or similar activities.

6.            Service as a Director

Investment Department Personnel are prohibited from serving on the board of directors of any publicly traded company, absent prior authorization by the Ethics Committee based upon a determination that the board service would be consistent with the interests of the Fund and that adequate procedures exist to ensure isolation from those making investment decisions.

7.            Reporting

(a)          Exceptions from Reporting Requirements

(1)	An Access Person need not make a quarterly transaction report under Section 7(b)(2) of this Code if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer of the Adviser with respect to the Access Person in the time period required by Section 7(b)(2) of this Code, if all of the information required by that Section is contained in the broker trade confirmations or account statements, or in the records of the Fund, the Adviser or the Distributor. Access Persons should instruct the bank or brokerage firm at which (s)he maintain accounts to send duplicate copies of broker trade confirms and monthly or quarterly account statements to the Chief Compliance Officer of the Adviser no later than 10 days after the end of each calendar quarter.

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(2)	A person need not make a report under Section 7(b) of this Code with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

(3)	An Access Person need not make a quarterly transaction report under Section 7(b)(2) of this Code with respect to transactions effected pursuant to an Automatic Investment Plan.

(4)	A director of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Act, and who would be required to make a report solely by reason of being a Fund director, need not make:

(A)	An initial holdings report under Section 7(b)(1) of this Code and an annual holdings report under Section 7(b)(3) of this Code; and

(B)	A quarterly transaction report under Section 7(b)(2) of this Code, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after his or her transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its Adviser considered purchasing or selling the Covered Security.

(5)	An Access Person to the Fund’s Distributor need not make a report to the Ethics Committee under Section 7(b) of this Code if:

(A)	The Distributor is not an affiliated person of any Fund or the Adviser; and

(B)	The Distributor has no officer, director or general partner who serves as an officer, trustee, director or general partner of the Fund or of the Adviser.

(b)          Unless excepted by Section 7(a) of this Code, every Access Person must report to the Ethics Committee

(1)	Initial Holdings Reports. No later than 10 days after the person becomes an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person), the following information:

(A)	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership as of the date the person became an Access Person;

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(B)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(C)	The date that the report is submitted by the Access Person.

(2)	Quarterly Transaction Reports. No later than 30 days after the end of a calendar quarter the following information:

(A)	With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

(i)	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(ii)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	The price of the Covered Security at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)	The date that the report is submitted by the Access Person.

(B)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(i)	The name of the broker, dealer or bank with whom the Access Person established the account;

(ii)	The date the account was established; and

(iii)	The date that the report is submitted by the Access Person.

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(3)	Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

(A)	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(B)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(C)	The date that the report is submitted by the Access Person.

(c)           Any report required by Section 7(b) of this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

8.            Review of Reports

The Ethics Committee must review the reports and/or broker trade confirmations or monthly or quarterly account statements submitted pursuant to Section 7 of this Code and monitor personal trading activity of all Access Persons for compliance with this Code.

9.            Notification of Reporting Obligation

The Fund and the Distributor must identify all of their respective Access Persons who are required to make reports pursuant to Section 7 of this Code and must inform those Access Persons of their reporting obligations.

10.          Reporting of Violations; Sanctions

(a)           The Ethics Committee shall provide a written report to the Board of Directors of the Fund, and the Board of Directors shall consider, at least quarterly any issues arising under this Code or related compliance procedures since the most recent prior report, including but not limited to any material violations of this Code or related compliance procedures and the nature of any action taken by the Ethics Committee in respect of such violation.

(b)           Upon discovering a violation of this Code by any officer, director, employee or general partner of the Distributor or of any company that, directly or indirectly, controls or is under common control with the Distributor, the Ethics Committee may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension, termination of the employment of the violator or disgorgement of profits.

(c)           With respect to a violation of this Code by any officer, director or employee of the Fund, the Board of Directors of the Fund may impose such sanctions as it deems appropriate, including, among other things, a letter of censure, suspension of any officer or employee, termination of the employment of the violator or disgorgement of profits.

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11.          Miscellaneous

(a)          Management of the Fund shall certify to the Board of Directors of the Fund, no less frequently than annually, that the Fund , as applicable, has adopted such procedures as are reasonably necessary to prevent Access Persons who are directors, officers, general partners or controlling persons of the Distributor from violating this Code of Ethics and to monitor compliance with this Code of Ethics by Access Persons who are officers, directors or employees of the Fund.

(b)          The Ethics Committee on behalf of the Fund shall prepare an annual report to the Board of Directors of the Fund that (i) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year, (ii) identifies any violations requiring significant remedial action during the past year, and (iii) identifies any recommended changes in existing restrictions or procedures based upon the Fund’s experience under this Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.

(c)          Recordkeeping: The Trust shall maintain the following records in the manner specified for the benefit of the Fund:

(1)	A copy of this Code and any amendment thereof and a copy of each code of ethics which is or at any time within the past five years has been in effect with respect to the Fund shall be preserved in an easily accessible place;

(2)	A record of any violation of this Code, as in effect from time to time, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(3)	A copy of each report made by an Access Person pursuant to this Code (including any information provided pursuant to Section 7(a)(1)) shall be preserved by the entity receiving the report for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(4)	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place;

(5)	A list of the names of all persons who are, or within the past five years, have been, responsible for reviewing the reports filed pursuant to Section 7 of this Code shall be maintained in an easily accessible place;

(6)	A record of any approvals granted pursuant to Section 3(d) shall be preserved for a period of five years from the end of the fiscal year in which such approval is given; and

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(7)	A copy of each report made pursuant to Section 11(b) of this Code must be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible place.

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I acknowledge that I have read the Code of Ethics (a copy of which has been supplied to me, which I will retain for future reference) and agree to comply in all respects with the terms and provisions thereof. I have disclosed or reported all personal securities transactions required to be disclosed or reported by this Code of Ethics.

Print Name

Date	Signature

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Annex A

The term “beneficial ownership” of securities would include not only ownership of securities held by an Access Person for his or her own benefit, whether in bearer form or registered in his or her own name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he or she has only a remainder interest), and securities held for his or her account by pledgees, securities owned by a partnership in which he or she is a member, and securities owned by any corporation which he or she should regard as a personal holding corporation and securities in which the Access Person otherwise has a direct or indirect pecuniary interest as defined in Rule 16a-1(2) under the Securities Exchange Act of 1934. It would exclude securities held by a corporation or similar entity in which the Access Person is a shareholder if the Access Person is not a controlling shareholder of the corporation or entity and the Access Person does not have or share investment control over the entity’s portfolio. Correspondingly, this term would exclude securities held by an Access Person for the benefit of someone else.

Ordinarily, this term would not include securities held by executors or administrators in estates in which an Access Person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent’s death.

  Securities held in the name of another should be considered as “beneficially” owned by an Access Person where such person enjoys “benefits substantially equivalent to ownership.” The SEC has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses which such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

An Access Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement or other arrangement, he or she obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an Access Person may in itself indicate that the Access Person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an Access Person will be treated as being beneficially owned by the Access Person.

An Access Person also is regarded as the beneficial owner of securities held in the name of a spouse, children, or other person, even though he or she does not obtain therefrom the aforementioned benefits of ownership, if he or she can vest or revest title in him/herself at once or at some future time.

A-1

A “security” is defined in Section 2(a)(36) of the Act as “any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a ‘security,’ or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.”

A-2

Exhibit I

The current Members of the Ethics Committee are:

Rodney L. Ruehle

Dana A. Gentile

Trent M. Statczar

Access Persons reporting under the Trust Code of Ethics1:

Qtr. End	Access Person	Reviewer
Q2 – 2015	Carstens/Gruber and Holland – no reports	R. Ruehle
Q3 – 2015	Carstens/Gruber and Holland – no reports	R. Ruehle

1 Effective April 30, 2015, the Trust Code of Ethics was physically separately from Shay Assets Management, Inc. and Shay Financial Services, Inc. code of ethics. As of that date and due to the separation, there were no Access Persons outside of the Trust’s independent trustees reporting under the Trust Code.

ASSET MANAGEMENT FUND

 QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:	___________________________
Calendar Quarter Ended:	___________________________
Date Report Due:	____________________ _______
Date Report Submitted:	___________________________

Securities Transactions:

Date of Transaction	Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction (Buy/Sell)	Price	Name of Broker, Dealer or Bank Effecting Transaction

If you have no securities transactions to report for the quarter, please check here. ☐

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

If you established a securities account during the quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

If you did not establish a securities account during the quarter, please check here. ☐

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

ii

ASSET MANAGEMENT FUND

INITIAL HOLDINGS REPORT

Name of Reporting Person:

Date Person Became Subject to the Code’s Reporting Requirements:

Information in Report Dated as of:
[Note: Must be within 45 days of becoming an Access Person]

Date Report Due:

Date Report Submitted:

Securities Holdings:

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here. ☐

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

If you have maintained an account in which any securities were held for your direct or indirect benefit, please provide the following information:

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

If you have no securities accounts to report, please check here. ☐

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

III

ASSET MANAGEMENT FUND

ANNUAL HOLDINGS REPORT

Name of Reporting Person:

Information in Report Dated as of:
[Note:Information should be dated no more than 45 days before submitted.]

Date Report Due:

Date Report Submitted:

Calendar Year Ended: December 31, _____________

Securities Holdings

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here. ☐

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

If you established a securities account during the quarter, please provide the following information:

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

If you have no securities accounts to report, please check here. ☐

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

IV-1

APPENDIX V

COMPLIANCE CERTIFICATION

 Initial Certification

I certify that I:                      (i) have received, read and reviewed the Code of Ethics;

                                           (ii) understand the policies and procedures in the Code;

(iii) recognize that I am subject to such policies and procedures;

(iv) understand the penalties for non-compliance;

(v) will fully comply with the Code of Ethics; and

(vi) have fully and accurately completed this Certificate.

Signature:
Name:	(Please print)
Date Submitted:
Date Due:

 Annual Certification

I certify that I:                      (i) have received, read and reviewed the Code of Ethics;

                                           (ii) understand the policies and procedures in the Code;

(iii) recognize that I am subject to such policies and procedures;

(iv) understand the penalties for non-compliance;

(v) have complied with the Code of Ethics and any applicable

(vi) have fully disclosed any exceptions to my compliance with the Code

(vii) will fully comply with the Code of Ethics; and

(vi) have fully and accurately completed this Certificate.

EXCEPTION(S):

Signature:
Name:	(Please print)
Date Submitted:
Date Due:

ASSET MANAGEMENT FUND

QUARTERLY COMPLIANCE CERTIFICATION

TO THE BOARD OF TRUSTEES

The undersigned hereby certifies that the Asset Management Fund (the “Trust”) has adopted procedures designed to be reasonably necessary to prevent Access persons from violating the Trust’s Code of Ethics (“the Code”) and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, and that to the best of my knowledge there have been no violations of the Trust’s Code or its related Procedures by Access Persons of the Trust for the period beginning May 1, 2015 and ending June 30, 2015.

Rodney L. Ruehle Code Review Officer & Member of the Ethics Committee Asset Management Fund	Date

ASSET MANAGEMENT FUND

ANNUAL COMPLIANCE CERTIFICATION

TO THE BOARD OF TRUSTEES

The undersigned hereby certifies that the Asset Management Fund (the “Trust”) Code of Ethics as presented to the Board contains the procedures reasonably necessary to prevent Access persons from violating the Trust’s Code of Ethics (“the Code”) and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.

Rodney L. Ruehle Code Review Officer & Member of the Ethics Committee Asset Management Fund	Date